UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2024

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36745	59-2262718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Stock Market

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2024, Applied DNA Sciences, Inc. (“Company”) entered into a placement agency agreement (the “Placement Agreement”) with Craig-Hallum Capital Group LLC and Laidlaw & Company (UK) Ltd. (collectively, the “Placement Agents”) pursuant to which the Placement Agents agreed to serve as the co-placement agents, on a “reasonable best efforts” basis, in connection with the issuance and sale (the “Offering”) of 9,230,769 units (the “Units”), with each Unit consisting of either (A) one share of the Company’s common stock, $0.001 par value (“Common Stock”) (collectively, the “Shares”), and one Series A warrant (“Series A Warrant”) to purchase one share of Common Stock and one Series B warrant to purchase one share of Common Stock (“Series B Warrant” and, together with the Series A Warrant, the “Series Warrants”), or (B) one pre-funded warrant (each, a “Pre-Funded Warrant”) to purchase one share of Common Stock and one Series A Warrant and one Series B Warrant. In connection with the Offering, the Company also issued placement agent warrants (“Placement Agent Warrants” and, together with the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants, the “Warrants”) to purchase up to 461,538 shares of Common Stock. The Offering closed on May 29, 2024. The purchase price of each Unit was $1.30, except for Units which include Pre-Funded Warrants, which had a purchase price of $1.2999. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

The Company received gross proceeds from the Offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $12 million.

The Offering was made pursuant to the Company’s registration statement on Form S-1 (File No. 333-278890), declared effective by the Securities and Exchange Commission (the “SEC” or the “Commission”) on May 28, 2024.

The exercisability of the Series Warrants will be available only upon receipt of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (the “Warrant Stockholder Approval”). Each Series A Warrant offered hereby will become exercisable beginning on the date of the Warrant Stockholder Approval at an exercise price of $1.99 per share of Common Stock, and will expire five years from the date of the Warrant Stockholder Approval. Each Series B Warrant offered hereby will become exercisable beginning on the date of the Warrant Stockholder Approval at an exercise price of $1.99 per share of Common Stock, and will expire one year from the date of the Warrant Stockholder Approval.

The Company intends to hold a special meeting of stockholders to obtain the Warrant Stockholder Approval no later than 90 days after the closing of the Offering (the “Special Meeting”). The record date for the Special Meeting will be Monday, June 3, 2024. In the event that the Company is unable to obtain the Warrant Stockholder Approval, the Series Warrants will not be exercisable and therefore will have no value.

Under the alternate cashless exercise option of the Series B Warrants, the holder of the Series B Warrant has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of Common Stock that would be issuable upon a cash exercise of the Series B Warrant and (y) 3.0. In addition, the Series A Warrants and Series B Warrants include a provision that resets their respective exercise price in the event of a reverse split of the Company’s Common Stock, to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (VWAP) during the period commencing five trading days immediately preceding and the five trading days commencing on the date the Company effects a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series A Warrants and Series B Warrants.

Subject to certain exceptions, the Series A Warrants provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants upon the Company’s issuance of Common Stock or Common Stock equivalents at a price per share that is less than the exercise price of the Series A Warrants.

A holder does not have the right to exercise any portion of the Series A Warrants or Series B Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants and Series B Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall  not be effective until 61 days following notice from the holder to us.

The Company also offered to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Offering, the opportunity to purchase Units consisting of one Pre-Funded Warrant, one Series A Warrant and one Series B Warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants does not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Common Stock. The purchase price of each Unit including a Pre-Funded Warrant was equal to the price per Unit including one share of Common Stock, minus $0.0001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants are immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant the Company sold (without regard to any limitation on exercise set forth therein), the number of Units including a share of Common Stock the Company offered was decreased on a one-for-one basis. The Pre-Funded Warrant may be exercised on a cashless basis.

The Common Stock and Pre-Funded Warrants were only sold with the accompanying Series A Warrants and Series B Warrants that are part of a Unit, but the components of the Units were immediately separable and were issued separately in this Offering.

The Placement Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Placement Agreement, the Company agreed to be subject to a lock-up period of one year following the date of closing of the Offering (the “Company Lockup Period”). During the Company Lockup Period, the Company may not offer, sell, contract to sell or otherwise dispose of or hedge Common Stock or securities convertible into or exchangeable for Common Stock, subject to customary exceptions. However, the Company Lockup Period shall terminate upon the earlier of 90 days after (i) the closing of this Offering if the Warrant Stockholder Approval is obtained prior to 90 days after the closing of this Offering and (ii) the date that Warrant Stockholder Approval is obtained.

In connection with this Offering, the Company and each of its executive officers and directors agreed, subject to certain exceptions set forth in the lock-up agreements, not to offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, for a period commencing on the date of the lock-up agreement and ending 90 days from the date the Offering is completed, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, without the prior written consent of the Placement Agents.

Pursuant to the Placement Agreement, the Company paid the Placement Agents a cash placement fee equal to 7.0% of the aggregate gross proceeds raised in the Offering from sales arranged for by the Placement Agents. Subject to certain conditions, the Company reimbursed certain expenses of the Placement Agent in connection with the Offering, including but not limited to legal fees, of $110,000. The Company also agreed to issue to the Placement Agents, or their respective designees, Placement Agent Warrants to purchase up to 461,538 shares of Common Stock (which equals 5.0% of the number of Units being offered) on substantially the same terms as the Series Warrants, except that the Placement Agent Warrants will have an expiration date of five years from the commencement of sales in this Offering.

The Company has agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and liabilities arising from breaches of representations and warranties contained in the Placement Agreement, or to contribute to payments that the Placement Agents may be required to make in respect of those liabilities. The Company has agreed, subject to certain exceptions, not to effect any issuance of Common Stock or securities convertible into Common Stock involving a Variable Rate Transaction, as defined in the Purchase Agreements, for a period commencing on the date of the Placement Agreement until 180 days following the closing of the Offering.

The foregoing descriptions of the terms and conditions of the forms of Placement Agreement, Placement Agent Warrant, Series A Warrant, Series B Warrant and the Pre-Funded Warrant are qualified in their entirety by reference to the full text of such documents, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference in their entirety.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

The statements made by the Company in this report may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe the Company’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of the Company. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, its need for future financing, unknown future demand for its biotherapeutics products and services, the inherent risk and unknown outcome of research and development projects, the unknown amount of revenues and profits that will result from the Linea DNA™ and/or Linea™ IVT platforms, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology and/or the Linea IVT or Linea DNA platforms approved for human therapeutic use, and various other factors detailed from time to time in the Company’s SEC reports and filings, including its Annual Report on Form 10-K filed on December 7, 2023, as amended, and other reports it files with the SEC, which are available at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 7.01	Regulation FD Disclosure.

On May 28, 2024, the Company issued a press release announcing the Offering, as described above in Item 1.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Exchange Act and is not incorporated by reference into any Securities Act registration statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Placement Agent Warrant.
4.2	Form of Series A Warrant.
4.3	Form of Series B Warrant.
4.4	Form of Pre-Funded Warrant
10.1	Form of Placement Agency Agreement by and between Applied DNA Sciences, Inc. Craig-Hallum Capital Group LLC and Laidlaw & Company (UK) Ltd.
99.1	Press Release dated May 28, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2024	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer